CONFIDENTIAL Exhibit 4.6 [***] CERTAIN INFORMATION IN THIS EXHIBIT IDENTIFIED BY BRACKETS IS CONFIDENTIAL AND HAS BEEN EXCLUDED PURSUANT TO ITEM 601(B)(10) (IV) OF REGULATION S-K BECAUSE IT (I) IS NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO FEDEX IF PUBLICLY DISCLOSED. AMENDMENT NO. 2 TO NETWORK INFRASTRUCTURE SERVICES AGREEMENT THIS AMENDMENT NO. 2 made the date of last signature by the Parties below. BETWEEN: TELUS COMMUNICATIONS INC., a corporation created under the Laws of the Province of British Columbia, having its registered office at 7th Floor, 510 West Georgia Street, Vancouver, British Columbia, V6B 0M3, (“TCI”) - and - TELUS COMMUNICATIONS (U.S.) INC., a corporation created under the Laws of the State of Delaware, having its registered office at 1209 Orange Street, Wilmington, DE 19801, (“TC U.S.”) - and - TELUS INTERNATIONAL (CDA) INC., a corporation incorporated under the Laws of the Province of British Columbia, having a place of business at 25 York Street, Toronto, Ontario, M5J 2V5, (“TI CDA”). - and - TELUS INTERNATIONAL HOLDING (U.S.A.) CORP., a corporation incorporated under the Laws of the State of Delaware, having its registered office at 2711 Centerville Road, Wilmington, DE 19808, (“TIHUS”) WHEREAS: A. TCI, TC U.S., TI CDA and TIHUS entered into a Network Infrastructure Services Agreement dated effective January 1, 2021 (TCI Contract No. 168116) (the “Agreement”); B. TCI, TC U.S., TI CDA and TIHUS entered into Amendment No. 1 to Network Infrastructure Services Agreement dated July 19, 2021;

2 C. TCI, TC U.S., TI CDA and TIHUS added a Service Schedule A-8 - Carrier Ethernet Switched Service dated August 30, 2021 to the Agreement; and D. TCI, TC U.S., TI CDA and TIHUS wish to further amend the Agreement in accordance with the terms and conditions of this Amendment No. 2 to Network Infrastructure Services Agreement (“Amendment No. 2”). NOW THEREFORE, THIS AGREEMENT WITNESSETH that in consideration of the covenants and agreements hereinafter set out, the Parties hereto agree as follows. 1. Where words and expressions which are defined in the Agreement are used herein, such words and expressions shall have the meaning ascribed to them in the Agreement unless otherwise specifically provided for herein. 2. Effective as and from the date of last signature by the Parties below, the Parties agree to amend the terms and conditions of the Agreement as follows: (a) Table “A” under Section B (Service Terms and Conditions: Business Long Distance Services) of Schedule A-2 – Service Schedule – Business Long Distance Services of the Agreement is deleted and replaced in its entirety with the following: [***] Table “A” (b) Section 2 (Service Description) under Schedule A-7 – Service Schedule – SIP Trunking Service of the Agreement is deleted and replaced in its entirety with the following: [***] (c) Schedule A-8 – Service Schedule – Carrier Ethernet Switched Service of the Agreement is deleted and replaced in its entirety with the amended Schedule A-8 – Service Schedule – Carrier Ethernet Switched Service set forth in Attachment A to this Amendment No. 2. 3. Except as amended herein all of the terms and conditions of the Agreement remain in full force and effect for the term of the Agreement. In the event of any conflict or inconsistency between this Amendment No. 2 and the Agreement, the terms of this Amendment No. 2 shall govern. 4. This Amendment No. 2 shall be binding upon the Parties hereto and their respective successors and permitted assigns. 5. This Amendment No. 2 and its application and interpretation will be governed exclusively by the laws prevailing in the Province of British Columbia and the federal laws of Canada applicable therein.

3 IN WITNESS HEREOF, the Parties have caused this Amendment No. 2 Agreement to be executed by their duly authorized officers. TELUS COMMUNICATIONS INC. TELUS COMMUNICATIONS (U.S.) INC. Per: /s/ Maurice Hadef Per: /s/ Erin Emmott _____________ Name: Maurice Hadef___________________ Name: Erin Emmott____________________ Title: Regional VP, Sales-Partner Solutions__ Title: President________________________ Date: December 6, 2022_________________ Date: December 6, 2022_________________ TELUS INTERNATIONAL (CDA) INC. TELUS INTERNATIONAL (CDA) INC. Per: /s/ Martin Viljoen _____________ Per: /s/ Michael Ringman _____________ Name: Martin Viljoen___________________ Name: Michael Ringman________________ Title: Vice President____________________ Title: Chief Intelligence Officer ___________ Date: December 2, 2022_________________ Date: December 6, 2022_________________ TELUS INTERNATIONAL HOLDING (U.S.A.) CORP. TELUS INTERNATIONAL HOLDING (U.S.A.) CORP. Per: /s/ Michael Ringman _____________ Per: /s/ Martin Viljoen _____________ Name: Michael Ringman________________ Name: Martin Viljoen___________________ Title: Chief Intelligence Officer ___________ Title: Vice President____________________ Date: December 6, 2022_________________ Date: December 2, 2022_________________

4 ATTACHMENT A TO AMENDMENT NO. 2 SCHEDULE A-8 SERVICE SCHEDULE – CARRIER EITHERNET SWITCHED SERVICE